Exhibit 4.1

AMC NETWORKS INC.,

as Issuer,

EACH OF THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 17, 2012

to the Indenture dated as of December 17, 2012

$600,000,000 4.75% Senior Notes due 2022

i

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 17, 2012, among AMC NETWORKS INC., a Delaware corporation (the “Company”), the GUARANTORS (as defined in the Base Indenture referred to below) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of December 17, 2012 (the “Base Indenture,” and together with the First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Notes to be issued in one or mores series as provided in the Indenture to be Guaranteed by the Guarantors;

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any holders of Notes, to establish the form of any Note, as permitted by Section 201 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 301 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, the Company desires to execute this First Supplemental Indenture pursuant to Section 201 of the Base Indenture to establish the form, and pursuant to Section 301 of the Base Indenture to provide for the issuance, of a series of its senior notes designated as its 4.75% Senior Notes due 2022 (“Notes”) in an initial aggregate principal amount of $600,000,000. The Notes are a series of Securities as referred to in Section 301 of the Base Indenture;

WHEREAS, each of the Guarantors desires to execute this First Supplemental Indenture with respect to its Note Guarantee of the Notes and to make a notation of its Guarantee on the Notes (the “Notation of Guarantee”);

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 103 and 903 of the Base Indenture to the effect that the execution and delivery of the First Supplemental Indenture is authorized or permitted under the Base Indenture and that all conditions precedent provided for in the Base Indenture to the execution and delivery of this First Supplemental Indenture and the issuance of the Notes to be complied with by the Company have been complied with;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company and the Guarantors to make this First Supplemental Indenture, when executed and delivered by the Company and the Guarantors, a valid and legally binding instrument;

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of this Indenture, the valid obligations of the Company; and

WHEREAS, all things necessary have been done by the Guarantors to make the Notation of Guarantee affixed upon the Notes, when executed by the Guarantors in accordance with the provisions of this Indenture, the valid obligation of the Guarantors;

NOW, THEREFORE:

In consideration of the premises stated herein and the purchase of the Notes by the holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time as follows:

ARTICLE 1

APPLICATION OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01. Application of First Supplemental Indenture. Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

ARTICLE 2

DEFINITIONS

Section 2.01. Certain Terms Defined in the Indenture. For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

Section 2.02. Definitions. For the benefit of the Holders, Section 101 of the Base Indenture shall be amended by adding the following new definitions:

“Additional Notes” has the meaning specified in Section 3.02(b) hereto.

“Base Indenture” has the meaning specified in the recitals hereto.

“Global Note” has the meaning specified in Section 3.01(a) hereto.

“Indenture” has the meaning specified in the recitals hereto.

“Initial Notes” has the meaning specified in Section 3.02(b) hereto.

“Notes” has the meaning specified in the recitals hereto.

“Trustee” has the meaning specified in the first paragraph hereto.

The definition of “Redemption Price” in Section 101 of the Base Indenture shall not apply to the Notes and, with respect to the Notes, “Redemption Price” has the meaning specified in Section 3.03(b) hereof.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating. The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an officer of the Company pursuant to Section 303 of the Base Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a) Global Notes. The Notes shall be issued initially in global form (each, a “Global Note” and collectively, the “Global Notes”), which shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., the Depositary’s nominee, duly executed on behalf of the Company by an officer of the Company, and authenticated by the Trustee in accordance with Section 202 of the Base Indenture.

(b) Book-Entry Provisions. This Section 3.01(b) shall apply only to the Global Notes deposited with the Trustee as custodian for the Depositary.

The Company shall execute, and the Trustee shall, in accordance with Section 202 of the Base Indenture, authenticate and hold, each Global Note as custodian for the Depositary.

Section 304(c) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(c) Transfers of Book-Entry Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in Book-Entry Securities may be transferred or exchanged for definitive Securities only if (i) the Depositary advises the Company and the Trustee in writing that it is no longer willing, able or qualified to discharge properly its responsibilities with respect to such Book-Entry Security and the Company does not appoint another institution to act as Depositary within 60 days, (ii) the Company, at its option, elects to terminate the book-entry system by executing and delivering to the Trustee and the Depositary a notice to such effect, or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities represented by such Book-Entry Security.”

Section 3.02. Terms of the Notes. The following terms relating to the Notes are hereby established pursuant to Section 301 of the Base Indenture:

(a) Title. The Notes shall constitute a series of Notes having the title “4.75% Senior Notes due 2022”.

(b) Principal Amount. The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $600,000,000. The Company may from time to time, without the consent of the Holders, issue additional Notes (“Additional Notes”) having the same ranking and the same interest rate, Maturity and other terms as the Initial Notes (except for any difference in the issue price and the payment of interest accruing prior to the issue date of such Additional Notes, or, in some cases, the first Interest Payment Date following the issue of such Additional Notes), and with the same CUSIP number as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires. The aggregate principal amount of the Additional Notes shall be unlimited. No Additional Notes may be issued if any Event of Default has occurred and is continuing.

(c) Maturity Date. The entire Outstanding principal of the Notes shall be payable on December 15, 2022.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 4.75% per annum. The date from which interest shall accrue on the Notes shall be December 17, 2012, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, beginning June 15, 2013. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid, in immediately available funds, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date.

(e) Payment. The Trustee shall be the initial Paying Agent and Security Registrar. Payment of the principal and interest shall be made at the corporate office of the Trustee in the Borough of Manhattan, The City of New York; provided, however, that each installment of interest and principal on the Notes may, at the Company’s option, be paid by check to the Holders at the Holder’s address in the Security Register. The Notes shall initially be issued as Global Notes. Payments with respect to Notes represented by one or more Global Notes shall be made by wire transfer of immediately available funds to the account specified by the Depositary. Payments with respect to Notes represented by one or more definitive Notes held by a holder of at least U.S.$1,000,000 aggregate principal amount of Notes shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee or Paying Agent may accept in its discretion).

(f) Currency. The currency of denomination of the Notes is Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in Dollars.

Section 3.03. Optional Redemption.

(a) On or after December 15, 2017, the Company may redeem the Notes, at its option in whole or in part at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable Redemption Date, if redeemed during the twelve month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	102.375%
2018	101.583%
2019	100.792%
2020 and thereafter	100.000%

(b) Each redemption price provided for in this Section 3.03 shall be referred to herein as the “Redemption Price”. Any redemption pursuant to this Section 3.03 shall be made pursuant to the provisions of Sections 1101 through 1108 of the Base Indenture.

(c) Notwithstanding any other provision of the Indenture, any redemption of the Notes by the Company may be conditioned upon the occurrence of one or more conditions precedent. Any notice of redemption pursuant to Section 1104 of the Base Indenture shall contain, in addition to those items set forth in such Section, a description of conditions precedent to such redemption, if any.

Section 3.04. No Optional Reset. Section 308(b) of the Base Indenture shall not be applicable to the Notes. The Company may not reset the interest rate of the Notes.

Section 3.05. No Optional Extension of Stated Maturity. Section 309 of the Base Indenture shall not be applicable to the Notes. The Company may not extend the Stated Maturity of the Notes.

Section 3.06. Dollar Denominated. Payment of the principal of and interest on the Notes shall be made in Dollars. All provisions of the Base Indenture applicable to Securities because such Securities are payable in a Foreign Currency shall not be applicable to the Notes. The provisions of the Base Indenture that shall not be applicable to the Notes as a result of this Section 3.06 shall include, but are not limited to Sections 313 and 314 of the Base Indenture.

Section 3.07. No Sinking Fund. Article Thirteen of the Base Indenture shall not be applicable to the Notes. The retirement of the Notes shall not be made pursuant to a sinking fund.

Section 3.08. No Repayment at Option of Holders. Article Fourteen of the Base Indenture shall not be applicable to the Notes.

Section 3.09. Non-Defeasance. Article Fifteen of the Base Indenture shall not be applicable to the Notes. Notwithstanding Article Fifteen of the Base Indenture, the Company shall not be permitted at any time or in any circumstance to terminate its obligations with respect to the Notes through defeasance or covenant defeasance.

Section 3.10. Not Issued in Bearer Form. The Notes shall not be Bearer Securities. All provisions of the Base Indenture applicable to Securities because of the status of such Securities as Bearer Securities shall not be applicable to the Notes.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Conflict with Trust Indenture Act. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this First Supplemental Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

Section 4.02. New York Law to Govern.

THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THIS FIRST SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS FIRST SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.04. Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05. Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 4.06. Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 4.07. The Trustee. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company and the Guarantors. The recitals contained herein shall be taken as the statements solely of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

AMC NETWORKS INC.

By:	/s/ Sean S. Sullivan
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

11 PENN TV, LLC
AMC FILM HOLDINGS LLC
AMC NETWORK ENTERTAINMENT LLC
AMC NETWORKS BROADCASTING & TECHNOLOGY
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC
IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC THEATRES CONCESSIONS LLC
IFC THEATRES, LLC
IPTV LLC
LS VOD COMPANY LLC
LS VOD HOLDINGS LLC
RAINBOW FILM HOLDINGS LLC
RAINBOW MEDIA ENTERPRISES, INC.
RAINBOW MEDIA HOLDINGS LLC
RAINBOW NATIONAL SERVICES LLC
RAINBOW PROGRAMMING HOLDINGS LLC
RMH GE HOLDINGS I, INC.
RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION
SELECTS VOD LLC
SPORTS ON DEMAND LLC
SUNDANCE CHANNEL ASIA LLC
SUNDANCE CHANNEL EUROPE LLC
SUNDANCE CHANNEL L.L.C.
SUNDANCE FILM HOLDINGS LLC
THE INDEPENDENT FILM CHANNEL LLC
VOOM HD HOLDINGS LLC
WE TV ASIA LLC
WE: WOMEN’S ENTERTAINMENT LLC
WEDDING CENTRAL LLC
YEAH IPTV LLC, as Guarantors

By:	/s/ Sean S. Sullivan
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

AMC TELEVISION PRODUCTIONS LLC
MAKING WAVES STUDIO PRODUCTIONS LLC, as Guarantors

By:	/s/ Madhu Goel Southworth
Name:	Madhu Goel Southworth
Title:	Vice President - Legal

CROSSED PENS DEVELOPMENT LLC
FIVE MOONS PRODUCTIONS I LLC
HALT AND CATCH FIRE PRODUCTIONS I LLC
PEACH PIT PROPERTIES LLC
PHILLY PRODUCTIONS LLC
RECTIFY PRODUCTIONS LLC
RECTIFY PRODUCTIONS II LLC
RED MONDAY PROGRAMMING LLC
SLEUTH SECRETS PRODUCTIONS LLC
TURN PRODUCTIONS I LLC
TWD PRODUCTIONS LLC
TWD PRODUCTIONS II LLC
TWD PRODUCTIONS III LLC
TWD PRODUCTIONS IV LLC, as Guarantors

By:	/s/ Stefan Reinhardt
Name:	Stefan Reinhardt
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ John J. Doherty
Name:	John J. Doherty
Title:	Vice President

EXHIBIT A

[FACE OF NOTE]

AMC NETWORKS INC.

[Global Notes Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMC NETWORKS INC.

4.75% Senior Notes due 2022

CUSIP NO. 00164V AC7
ISIN NO. US00164VAC72
No. R-	US$	[	]

AMC Networks Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     or its registered assigns, the principal sum of [                    ] Million Dollars ($[        ]) [Include if a Global Note: , as revised by the “Schedule of Exchanges of Interests in the Global Note” attached hereto,] on December 15, 2022, and to pay interest thereon from December 17, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing June 15, 2013, to the Persons in whose names the Notes are registered at the close of business on the immediately preceding June 1 or December 1, as the case may be, at the rate of 4.75% per annum, until the principal hereof is paid or made available for payment, provided, however that any principal and premium, if any, and any such installment of interest, which is overdue shall bear interest at the rate of 4.75% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMC NETWORKS INC.

By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 17, 2012, as supplemented by the First Supplemental Indenture dated as of December 17, 2012 (herein collectively called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (herein called the ‘“Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof initially limited in aggregate principal amount to $600,000,000; provided, however, that the Company may from time to time, without the consent of the Holders, issue Additional Notes having the same ranking and the same interest rate, Maturity and other terms as the Initial Notes (except for any difference in the issue price and the payment of interest accruing prior to the issue date of such Additional Notes, or, in some cases, the first Interest Payment Date following the issue of such Additional Notes), and with the same CUSIP number as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires. The aggregate principal amount of the Additional Notes shall be unlimited. No Additional Notes may be issued if any Event of Default has occurred and is continuing. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

On or after December 15, 2017, the Company may redeem the Notes, at its option in whole or in part at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable Redemption Date, if redeemed during the twelve month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	102.375%
2018	101.583%
2019	100.792%
2020 and thereafter	100.000%

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

This Note does not have the benefit of any sinking fund obligations.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantors and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: ______________________________________________________________________________________________

                             (Sign exactly as your name appears on the other side of this Note)

Your Name: _________________________________________________________________________________________________

Date:

Signature Guarantee:                                                                                                                                                                                       *

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a definitive Note, or exchanges of an interest in another Global Note or a definitive Note for an interest in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (defined below)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of December 17, 2012, as supplemented by the First Supplemental Indenture dated as of December 17, 2012 (herein collectively called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among AMC Networks Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of this series (as defined in the Indenture), whether at maturity, by acceleration, redemption, or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest on such Notes, if lawful (subject in all cases to any applicable grace periods provided in the Indenture and these Notes), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Each Guarantor, and by acceptance of Notes of this series, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officers.

11 PENN TV, LLC
AMC FILM HOLDINGS LLC
AMC NETWORK ENTERTAINMENT LLC
AMC NETWORKS BROADCASTING & TECHNOLOGY
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC
IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC THEATRES CONCESSIONS LLC
IFC THEATRES, LLC
IPTV LLC
LS VOD COMPANY LLC
LS VOD HOLDINGS LLC
RAINBOW FILM HOLDINGS LLC
RAINBOW MEDIA ENTERPRISES, INC.
RAINBOW MEDIA HOLDINGS LLC
RAINBOW NATIONAL SERVICES LLC
RAINBOW PROGRAMMING HOLDINGS LLC
RMH GE HOLDINGS I, INC.
RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION
SELECTS VOD LLC
SPORTS ON DEMAND LLC
SUNDANCE CHANNEL ASIA LLC
SUNDANCE CHANNEL EUROPE LLC
SUNDANCE CHANNEL L.L.C.
SUNDANCE FILM HOLDINGS LLC
THE INDEPENDENT FILM CHANNEL LLC
VOOM HD HOLDINGS LLC
WE TV ASIA LLC
WE: WOMEN’S ENTERTAINMENT LLC
WEDDING CENTRAL LLC
YEAH IPTV LLC, as Guarantors

By:
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

AMC TELEVISION PRODUCTIONS LLC

MAKING WAVES STUDIO PRODUCTIONS LLC,

as Guarantors

By:
Name:	Mary Martin
Title:	Senior Vice President

CROSSED PENS DEVELOPMENT LLC
FIVE MOONS PRODUCTIONS I LLC
HALT AND CATCH FIRE PRODUCTIONS I LLC
PEACH PIT PROPERTIES LLC
PHILLY PRODUCTIONS LLC
RECTIFY PRODUCTIONS LLC
RECTIFY PRODUCTIONS II LLC
RED MONDAY PROGRAMMING LLC
SLEUTH SECRETS PRODUCTIONS LLC
TURN PRODUCTIONS I LLC
TWD PRODUCTIONS LLC
TWD PRODUCTIONS II LLC
TWD PRODUCTIONS III LLC
TWD PRODUCTIONS IV LLC, as Guarantors

By:
Name:	Stefan Reinhardt
Title:	Senior Vice President